EXHIBIT 5.1

                         [LETTERHEAD OF BRYAN CAVE LLP]

                                 August 8, 1996

Board of Directors
Bank United Corp.
50 Charles Lindbergh Blvd.
Suite 500
Uniondale, New York 11553

Ladies and Gentlemen:

     We are acting as special counsel for Bank United Corp., a Delaware corporation (the "Company"), in connection with various legal matters relating to the filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering an offer to exchange (the "Exchange Offer") the Company's 8.05% Senior Notes due May 15, 1998 (the "Exchange Notes") for a like principal amount of its issued and outstanding 8.05% Senior Notes due May 15, 1998, previously issued and sold to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to Rule 144A under the Securities Act, as well as to a limited number of institutional investors that are "accredited investors" within the meaning of Rule 501 under the Securities Act (such outstanding securities being collectively referred to herein as the "Rule 144A Notes"). The principal amount of Rule 144A Notes outstanding on the date hereof is $115,000,000. The Exchange Notes are to be issued pursuant to an Indenture, dated as of May 15, 1993, and a First Supplemental Indenture, dated as of January 23, 1995 (collectively, the "Indenture"), between the Company and The Bank of New York, as Trustee, which are filed as exhibits to the Registration Statement.

     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Indenture, the Exchange and Registration Rights dated as of May 10, 1993, between the Company and the Purchasers of the Rule 144A Notes, the Restated Certificate of Incorporation and By-Laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all

                                 BRIAN CAVE LLP

Bank United Corp.
August 8, 1996
Page 2

signatures on all documents examined by us, the authenticity of all documents submitted to us as certified or photostatted copies.

     We express no opinion as to the applicability or effect of (i) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or (ii) general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

     Based upon the foregoing and in reliance thereon and subject to the qualifications and limitations stated herein, we are of the opinion that:

     (1) The Company is a corporation validly existing in good standing under the laws of the State of Delaware.

     (2)  When

          i) the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act;

          ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

          iii) the Exchange Notes shall have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Rule 144A Notes;

          then the Exchange Notes will be valid and binding obligations of the Company.

     (3) The material federal income tax consequences of the Exchange Offer are accurately set forth under the heading "Federal Income Tax Considerations" in the Preliminary Prospectus dated August , 1996, included in the Registration Statement.

     In rendering the opinion expressed in clause (3) above, we have relied upon the facts as set forth in the Registration Statement. Any variation or difference in the facts from those set forth in the Registration Statement could affect our opinion. Such opinion is also based on various statutory provisions, regulations promulgated thereunder, and

                                 BRYAN CAVE LLP

Bank United Corp.
August 8, 1996
Page 3

interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively.

     This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware and the federal laws of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                      /s/ BRYAN CAVE LLP
                                          BRYAN CAVE LLP